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                                                                   EXHIBIT 10.40

                           PURCHASE AND SALE AGREEMENT

                  THIS AGREEMENT made and entered into this 16th day of November, 2000 by and between OH INVESTMENTS, INC. a Florida Corporation whose address is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, hereinafter referred to as "SELLER", and CVMH, Inc., a Florida corporation, and/or assigns, whose address is 1700 North University Drive, Suite 302, Coral Springs, Florida 33065, hereinafter referred to as "PURCHASER".

                              W I T N E S S E T H :

                  WHEREAS, Seller is the owner of real property, hereinafter the "Property" consisting of approximately 9 models in the development know as Vizcaya and legally described as:

Lots, 6, 7, 8, 9, 10, 11 and 12, Block E VIZCAYA PLAT No. 2, Lot 9, Block F, VIZCAYA PLAT No. 2, and Lot 8, Block G, VIZCAYZ PLAT No. 2, according to the Plat thereof, as recorded in Plat Book 86, Pages 103 and 104, all of the Public Records of Palm Beach County, Florida.

                  WHEREAS, Seller has agreed to sell and Purchaser has agreed to purchase on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, agree as follows:

                  1. PROPERTY

                  Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and pay for upon the provisions, terms and conditions herein set forth, the Property.

                  2. PURCHASE PRICE

                  The purchase price to be paid by Purchaser to Seller for the Property is ONE MILLION NINE HUNDRED FIFTY THREE THOUSAND EIGHT HUNDRED TEN AND NO/100 ($1,953,810.00) (the "Purchase Price"), subject to adjustments as hereinafter provided. (Subject to promissory note, a copy of which is attached as Exhibit A)

                  3. TITLE EVIDENCE AND SURVEY

                  Purchaser at Purchaser's expense shall obtain a title commitment ("Commitment") for an ALTA owner's policy of title insurance, to be issued by Reliance Title Company (the "Title Company"), setting forth the state of title of the Property and all exceptions, including easements, restrictions, rights-of-way, covenants, reservations and other conditions, if any, which affect the Property which would appear in such owner's policy of title insurance, when issued.

                  In the event that Seller's title shall not be found to be good and marketable, Purchaser shall notify Seller with in TEN (10) days of discovering any defect, and Seller agrees to use reasonable diligence to make the said title good and marketable, and shall have a reasonable time to do so, which shall be not more than NINTY (90) days after notification of any title defects, and if after reasonable diligence on Seller's part said title shall not be made good and marketable within a reasonable time, all monies paid under this Agreement by Purchaser shall be returned to Purchaser, and the parties shall be released from all obligations hereunder. In alternative, Purchaser may, as its option, request that Seller deliver the title in its existing condition.

                  4. CLOSING

                  The closing hereunder shall be on or before December 1, 2000.


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                  5. CLOSING ADJUSTMENTS

                  The following items shall be prorated at closing as of the close of business on the day immediately preceding the closing date (hereinafter referred to as the "ADJUSTMENT DATE"):

                  7.01 Real estate taxes, personal property taxes and sewer rents, if any, on the basis of the fiscal year for which assessed. In the event the taxes for the year of closing are unknown, the tax proration will be based upon the taxes for the prior year, and at the request of either party, the taxes for the current year shall be reprorated and adjusted when the tax bill for the current year is received and the actual amount of taxes is known. The provisions of this paragraph shall survive the closing.

                  7.02 At closing, Escrow Agent shall deliver the Deposit and Purchaser shall deliver the balance of the purchase price, subject to adjustments and prorations as provided in this agreement, in immediately available U.S. Dollars.

                  6. DOCUMENTS

                  8.01 SELLER'S DOCUMENT: Seller shall deliver or cause to be delivered to Purchaser at the closing the following documents:

                  (a) Seller shall convey to Purchaser fee simple title to the Property subject only to the following (the "Permitted Exceptions"):

                  (i) EXCEPTIONS. Exception for real property taxes for the year of closing;

                  (ii) SURVEY. Any matters revealed by a survey of the property;

                  (iv) PHYSICAL CONDITION. Any matters which a physical inspection of the Property would reveal; and

                  (v) OTHER MATTERS. Such other matters as to which Purchaser may consent in writing.

                  (b) No-Lien Affidavit:

                  (c) Non-Foreign Affidavit:

                  (d) Such other instruments and documents as may be reasonably required by Purchaser or Reliance Title Company to consummate the transaction herein contemplated and which instruments and documents are within the spirit of this Agreement.

                  7. SELLER'S REPRESENTATIONS

                  Seller represents and warrants to Purchaser that the following are true and correct and will be true and correct at closing:

                  9.01 Seller is the fee simple, absolute owner of this premises.

                  9.02 Seller has no actual knowledge, nor has Seller received any notice of any claim, action or proceeding, actual or threatened, by any organization, person, individual or governmental agency which would adversely affect the use, occupancy or value of the property or any part thereof.

                  If Seller receives knowledge or notice of any claims prior to the closing, Seller shall give Purchaser immediate notice thereof and if Seller does not agree to indemnify and hold Purchaser harmless from and against any and all losses, claims, actions, damages, liabilities and expenses (including attorney's fees and expenses) in connection therewith, Purchaser may cancel this Agreement, in which event, the earnest money shall be refunded to Purchaser and neither party shall have any further liability or obligation to the other hereunder.

                  9.03 Certified, confirmed and ratified special assessment liens as of the Closing Date are to be paid by Seller. Pending liens as of the Closing Date shall be assumed by Purchaser. If the improvement has been substantially completed as of Effective Date, such pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate of assessment for the improvement by the public body.



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The provisions of this paragraph shall survive the closing.

                  8. DEFAULT PROVISIONS

                  In the event of the failure or refusal of the Purchaser to close this transaction without fault on Seller's part and without failure of title or any conditions precedent to Purchaser's obligations hereunder, the Seller shall receive the Deposit together with all interest earned thereon as agreed as liquidated damages for said breach and as Seller's sole and exclusive remedy for the default of Purchaser whereupon the parties shall be relieved of all further obligations hereunder.

                  In the event of a default by Seller under this Agreement, Purchaser at its option: (i) shall have the right to receive the return of the Deposit together with all interest earned thereon whereupon the parties shall be released from all further obligations under this Agreement, or alternatively,
(ii) Purchaser shall have the right to seek specific performance of the Seller's obligations hereunder and/or to initiate an action for any and all remedies available at law.

                  9. DOCUMENTARY STAMPS AND INTANGIBLE TAXES AT CLOSING

                  Purchaser shall pay the cost of documentary stamps due on the Deed of conveyance. The cost of an owner's title insurance policy shall be paid by the Purchaser. Each party shall bear the recording costs of any other instruments received by that party. Seller shall pay the recording costs on documents necessary to clear title at closing. Purchaser shall be responsible for payment of all costs associated with the filing and recording of the mortgage including the documentary stamps and intangible tax of same.

                  10. BROKERS

                  The parties represent and warrant each to the other, which representation and warranty shall survive the closing, that there are no claims or amounts now or hereafter due for any brokerage or salesman commissions or finders fees in connection with the transactions set forth herein other than the brokerage commission due and payable to Allied Business Services, Inc. and Investments, Inc. as to which Seller hereby acknowledges its exclusive liability and agrees to pay, and each party further agrees to indemnify and hold and save the other party harmless from any other claims or demands for commissions and/or fees incurred by such party in connection with the transactions set forth herein.

                  11. ASSIGNMENT

                  Purchaser shall have the right to assign all or any part of its right, title and interest in and to this Purchase Agreement at any time and from time to time to any trust (s), firm (s), partnership (s), person (s), or other entity (ies) or corporation (s) owned or controlled by any of the owners of Purchaser or persons related to them by marriage or degrees of consanguinity and this Purchase Agreement shall be binding upon and inure to the benefit of said assignee, their respective heirs, representatives, successors and assigns.

                  12. ESCROW AGENT

                  The parties hereby indemnify and hold the escrow agent harmless from and against any loss, liability, claim or damage the escrow agent may incur or be exposed to in its capacity as escrow agent hereunder except for willful or malicious conduct. If there is any dispute as to the disposition of any proceeds held by the escrow agent pursuant to the terms of this Agreement, the escrow agent is hereby authorized to interplead said amount with any court of competent jurisdiction and thereby be released from all obligations hereunder. The parties recognize that the escrow agent is the law firm representing the Purchaser, and hereby agree that such law firm may continue to represent Purchaser in the event of any litigation pursuant to this Agreement.




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                  13. NOTICES

                  Any notices required or permitted to be given under this Agreement shall be delivered by hand or mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope, and addressed as follows:

                  If to the Purchaser        LARRY A. ROTHENBERT, P.A.
                  and/or Escrow Agent:       900 North Federal Highway
                                             Suite 460
                                             Boca Raton, FL  33432
                  If to the Seller:

                  With copy to:

                  14. ATTORNEY'S FEES

                  In the event of any litigation between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and court costs for all levels of litigation, including but not limited to appellate proceedings.

                  15. CONSTRUCTION

                  Irrespective of the place of execution or performance, this Agreement shall be governed by and constructed in accordance with the laws of the State of Florida and all conveyancing shall be in accordance with the laws of the State of Florida. This Agreement shall be constructed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be constructed as if the words or phrases go stricken or eliminated were never included in this Agreement and no implication or reference shall be drawn from the fact that said words of phrases were so stricken or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number or any other gender as the context may require.

                  16. MODIFICATION AND TERMINATION

                  This Agreement cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

                  17. BINDING EFFECT

                  The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the Seller and Purchaser have caused this Agreement to be executed the day and year first above written.

          WITNESS:                 SELLER

                                   OH INVESTMENTS, INC., a Florida Corporation
---------------------------

                                   BY:
---------------------------            ----------------------------------------

                                   PURCHASER:
                                   CVMH, INC. a Florida Corporation

                                   BY:
---------------------------            ----------------------------------------


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                                      NOTE

$588,800.00                                                Boca Raton, Florida

     FOR VALUE RECEIVED, the undersigned, promises to pay to OH INVESTMENTS, INC., A FLORIDA CORPORATION, or order, in the manner hereinafter specified, the principal sum of FIVE HUNDRED EIGHTY EIGHT THOUSAND EIGHT HUNDRED AND NO/100 DOLLARS ($588,800.00) with interest from date at the rate of 8% per cent, per annum on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America at 1690 S. Congress Avenue, Delray Beach, Florida 33445 or as such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date and in the manner following:

Payable monthly in interest only payments at the annual rate of 8% per annum in the amount of $3,925.40 (to be adjusted upon any principal reduction) commencing December 30, 2000 and continuing on the 30th day of each month thereafter until such time as this Note is paid in full from the proceeds of the sales of the lots as described herein below or until December 30, 2003 at which time all principal and accrued interest, if any, shall become due and payable. Payment of principal shall be paid to OH Investments, Inc., utilizing 100% of all net proceeds due C.V.M.H., Inc., upon the sale of each of the 9 models located at Vizcaya.

This Note is subordinate and inferior to the loan given by South Trust Bank with the original principal balance of $1,365,000.00.

         If default be made in the payment of any of the sums or interest mentioned herein, or in the performance of any of the agreements contained herein, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the higher rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Each person liable hereon whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney's fee, whether to be brought or not, if, after maturity of this note or default hereunder, or under said mortgage, counsel shall be employed to collect this note or to protect the security of said mortgage.

         Whenever used herein the terms "holder", "maker" and "payee" shall be construed in the singular or plural as the contest may require or admit.

Maker's Address                      C.V.M.H., Inc., a Florida corporation

1690 S. Congress Avenue              BY:__________________________(SEAL)
Delray Beach, FL  33445
                                        ___________________________(SEAL)

                                        __________________________(SEAL)

                                        _________________________(SEAL)